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                                   EXHIBIT 1

                             JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, each of the parties to this Joint Filing Agreement (the "Agreement") agrees that the statement on Schedule 13G with respect to the Common Shares issues by LaSalle Re Holdings Ltd. Inc. to which this Agreement is attached as an Exhibit, is filed on behalf of each such party and that any amendments to the attached Schedule 13G will likewise be filed on behalf of each such party.


Strong Schafer Capital Management, LLC



By:      SCHAFER CAPITAL MANAGEMENT, INC.

/s/      BRENDAN J. SPILLANE
Secretary and Treasurer



Schafer Capital Management, Inc.



/s/      BRENDAN J. SPILLANE

By:      Brendan J. Spillane
Secretary and Treasurer




Schafer Cullen Capital Management, Inc.



/s/      BRENDAN J. SPILLANE

By:      Brendan J. Spillane
Secretary and Treasurer




David K. Schafer



/s/      BRENDAN J. SPILLANE

By:      Brendan J. Spillane
Attorney-in-Fact